UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                        SCHEDULE 14A INFORMATION
                             Proxy Statement
                        Pursuant to Section 14(a)
                 of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12




           Controlled Environment Aquaculture Technology, Inc.
            (Name of Registrant as specified in its charter)

Payment of Filing Fee (Check the Appropriate Box):

[ X ]  No Fee Required.

           Controlled Environment Aquaculture Technology, Inc.
                      1000 Bishop Street, Suite 303
                         Honolulu, Hawaii 96813

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                  To be held Friday, September 22, 2000

       The 2000 Annual Meeting of Shareholders of Controlled
Environment Aquaculture Technology, Inc. (the "Company"), a
Colorado corporation, will be held on Friday, September 22, 2000 at 10:00 a.m., local time, at the Waimea Plantation Cottages located at 9400 Kaumualii, Kauai, Hawaii 96796 to act on the following matters:

       1. To elect five directors to serve for the ensuing year and until their successors are elected; and

       2. To approve the Company's Stock Compensation Plan; and

       3. To ratify the appointment of Carpenter, Kuhen &
       Sprayberry of Oxnard, California, as the Company's independent certified public accountants for the fiscal year ended January 31, 2001; and

       4. To transact such other business as may properly come before the meeting or any adjournment thereof.

       These matters are more fully described in the Proxy Statement accompanying this Notice.

       Only shareholders of record at the close of business on August 8, 2000 are entitled to notice of and to vote at the 2000 Annual
Meeting and any adjournment thereof.

       All shareholders are cordially invited to attend the meeting in person. Any shareholder attending the meeting may vote in person even if the shareholder has previously returned a proxy.

By Order of the Board of Directors


Ronald W. K. Yee
Corporate Secretary


IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND
THE 2000 ANNUAL MEETING, YOU ARE REQUESTED TO
COMPLETE AND PROMPTLY RETURN THE ENCLOSED
PROXY IN THE ENVELOPE PROVIDED.

           Controlled Environment Aquaculture Technology, Inc.
                      1000 Bishop Street, Suite 303
                         Honolulu, Hawaii 96813

                           Proxy Statement for
                   2000 Annual Meeting of Shareholders

       The enclosed Proxy is solicited on behalf of Controlled Environment Aquaculture Technology, Inc., (the "Company") for use at the 2000 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Friday, September 22, 2000, at 10:00 a.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders.

       The Annual Meeting will be held at Waimea Plantation
Cottages located at 9400 Kaumualii, Kauai, Hawaii 96796. The
Company's principal executive office is located at 1000 Bishop Street, Suite 303, Honolulu, Hawaii 96813. The Company's telephone number is (808) 550-4977.

       These proxy solicitation materials were mailed on or about August 22, 2000, to all shareholders entitled to vote at the Annual Meeting. A copy of the Company's Report on Form 10-KSB for its fiscal year ended January 31, 2000 accompanies this Proxy Statement.

             INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date

Shareholders of record at the close of business on August 8, 2000 (the "Record Date") are entitled to notice of the meeting and to vote at the meeting. As of the Record Date, 4,355,450 shares of the Company's Common Stock (the "Common Stock") were issued and outstanding and entitled to vote at the Annual Meeting. No shares of Preferred Stock were issued and outstanding as of the Record Date.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

Every shareholder voting for the election of directors is entitled to one vote for each share of Common Stock held for each of the five directors to be elected. Holders of Common Stock do not have the right to cumulate their votes in the election of directors. On all other matters, each share of Common Stock is likewise entitled to one vote on each proposal or item that comes before the meeting.

Votes cast by proxy or in person at the Meeting will be tabulated by the Company's Corporate Secretary, which will serve as the Inspector of Elections (the "Inspector"). The Inspector will also determine whether or not a quorum is present. In general, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Colorado law for approval of proposals presented to shareholders. The Company's Articles of Incorporation provide that a quorum consists of one-third of the shares of each voting group entitled to vote and present or represented by proxy at the meeting.

Any proxy that is returned using the form of proxy enclosed and that is not marked as to a particular item will be voted for the election of all of the Company's director nominees named herein, for approval of the Company's Stock Compensation Program, for ratification of the appointment of the designated independent certified public accountants, and as the proxy holders deem advisable on other matters that may properly come before the meeting. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as present with respect to that matter.

The Inspector will treat express abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not treat express abstentions as votes in favor of approving any matter submitted to shareholders for a vote.

The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Colorado concerning voting of shares and determination of a quorum.

The cost of this solicitation will be borne by the Company. The
Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Certain of the Company's directors, officers, and employees, without additional compensation, also may solicit proxies personally or by telephone, letter or facsimile.

              DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

The Company anticipates that the 2001 Annual Meeting of
Stockholders will be held in September 2001. Therefore, proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 2001 Annual Meeting of Stockholders must be received by the Company no later than April
30, 2001 (approximately 120 days before the meeting), in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                        PRINCIPAL SHARE OWNERSHIP

The Record Date for purposes of determining the shareholders entitled to vote at the Annual Meeting was August 8, 2000. As of the Record Date, the Company had a total of 4,355,450 shares of Common Stock and 2,760,149 Class A Common Stock Purchase Warrants ("Class A Warrants") issued and outstanding. The Company has given notice of cancellation of the Class A Warrants effective September 18, 2000.

The following table sets forth information, as of August 8, 2000, with respect to the beneficial ownership of the Company's common stock by: (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's common stock; (ii) each director; (iii) named executive officers; and (iv) all current named executive officers and directors as a group:


Name and          Amount and Nature of               Percent
Address           Beneficial Ownership              of Class

Unity House Inc.               600,000             13.78%
444 Hobrun Lane
Honolulu, HI 96815

John Chen                      538,500             12.36%
2137 Kahala Circle
Castle Rock, CO 80104

J. A. Garcia &                 405,500              9.31%
Ruth E. Garcia
16105 Woodvale Road
Encino, CA 91436

Ernest K. Dias                 300,000              6.89%
3375 Koapaka St, Ste. H402
Honolulu, HI 96819

Hibiscus Investments,
 Inc. (1)                      280,000              6.43%
9010 Miramar Road, Suite 100
San Diego, CA  92126

Ronald L. Ilsley               150,000              3.44%
1014 Riverside Dr
Burbank, CA 91506

Gordon J. Mau                  148,000              3.40%
1000 Bishop Street, Suite 303
Honolulu, HI 96813

Charles S. Spira                74,000              1.70%
2700 Neilson Way, Apt 1721
Santa Monica, CA 90405

Directors and
named executive officers
as a group (5 persons)       1,210,500             27.79%

(1) The Company has issued two 7.75% convertible subordinated debentures totalling $1,000,000 to Hibiscus Investments, Inc. Such debentures entitle the holder to convert the debenture, together with accrued but unpaid interest thereon, into fully paid shares of Common Stock. The conversion price is $1.00 per share. This table does not include shares issuable upon conversion of the debentures.

(2) The foregoing table does not take into account 1,224,000 shares that may be acquired by the named directors upon exercise of outstanding Class A Common Stock Purchase Warrants that will be canceled by the Company effective September 18, 2000. Such Class A warrants constitute "restricted securities" as that term is defined in Rule 144 under the Securities Act of 1933, and accordingly, may not be sold or transferred by the holders thereof in the absence of an effective registration statement or an opinion of counsel satisfactory to the Company that a proposed transfer does not violate applicable securities laws.

             COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES
                          EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and the holders of 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company. To the best knowledge and belief of the Company, each of the directors, officers or beneficial owners of more than 10% of the Company's securities named herein has filed all reports required to be filed by Section 16(a) of the Securities Exchange Act of 1934.

                              PROPOSAL ONE

                          ELECTION OF DIRECTORS

A board of five (5) directors is to be elected at the Annual Meeting of Shareholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five nominees named below, three of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been elected and qualified.

                                            Principal              Director
Name of Nominee            Age             Occupation                 Since
John Chen                   41        President, Plum Creek Villages   1998
Ernest K. Dias              61    President, Chief Operating Officer
                                                        and Director   1997
Gordon J. Mau               52          Chairman, Board of Directors   1998
Anthony Rutledge                         President, Unity House, Inc.
Shinichiro Watari           53   Chairman, Hibiscus Investments, Inc.

Mr. Chen has been a member of the Board of Directors since 1998. Mr. Chen serves as President and Owner of Plum Creek Golf & Country Club and Plum Creek Villages, a 500-acre residential community surrounding the golf course in Castle Rock, Colorado, where he is also a member of various local economic development organizations. Mr. Chen also serves as President and Owner of Carlton Oaks Golf & Country Club located in Santee, California.

Mr. Dias has been President, Chief Operating Officer and a Director of the Company since 1997. From 1988 to 1997, he was Manager of Facilities Development and Construction for The Oceanic Institute in Honolulu, Hawaii. Mr. Dias holds a bachelor of science degree in Engineering from San Jose State University.

Mr. Mau has been Chairman of the Board of Directors since October
1999 and a member of the Board since 1998. Mr. Mau is a practicing attorney in Hawaii specializing in real estate and serves as an officer and/or director of various organizations including Hawaii National Bank, Overseas Investors, Inc., Henry H. Wong Foundation and the Waialae Country Club, among others. Mr. Mau is a graduate of Lafayette College (B.A. Economics) and New York Law School
(J.D.).

Mr. Rutledge is President and Chief Executive Officer of Unity
House, Inc. Mr. Rutledge has over 30 years experience in labor union management, real estate investments and trust fund administration. In addition, Mr. Rutledge served as the Financial Secretary-Treasurer of the Hotel Employees and Restaurant Employees Union in Hawaii from 1986 to 2000. Mr. Rutledge also serves as a member of the Board of various Hawaii-based organizations.

Mr. Watari is Chairman of Hibiscus Investments, Inc., a major shareholder and investor in the Company. Mr. Watari is also President and Chief Executive Officer of Cornes & Co., Ltd. (Japan and Hong Kong), Chairman of Quicksilver Connections, Ltd. (Australia) and Chairman of Pacific World (Holdings) Ltd. (Hong
Kong). Mr. Watari holds both a Bachelor of Arts and Master of Architecture degrees from Washington University in St. Louis, Missouri. He also attended the Program for Management
Development at Harvard Business School and the Executive Training Program at Chase Manhattan Bank, New York.

Board Meetings and Committees

The Board of Directors of the Company held six formal meetings during the fiscal year ended January 31, 2000. All incumbent directors attended at least 80% of the Board meetings held, either in person or telephonically.

The Board of Directors has both an audit committee and a compensation committee, each of which included the same three members, Messrs. Ilsley, Spira and Mau, for the fiscal year ended
January 31, 2000. These committees did not have any meetings during the last fiscal year.

Compensation of Directors

The Board of Directors does not currently have a plan to compensate members for their attendance at Board meetings, but they are reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors.

During the fiscal year ended January 31, 2000, no executive officer received compensation in excess of $100,000 for service rendered in all capacities to the Company and no officer or director held any stock options, or received any other form of non-cash compensation.

The Company had no employment contracts with any of its officers or directors during the fiscal year ended January 31, 2000. In addition, the Company's directors do not receive any cash compensation for service on the Board of Directors, but are reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors.

Vote required; Recommendation of the Board of Directors

With respect to the election of directors, the five candidates receiving the highest number of "for" votes shall be elected to the Company's Board of Directors. An abstention will have the same effect as a vote withheld for the election of directors, and a broker non-vote will not be treated as voting in person or by proxy on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
THE NOMINEES SET FORTH HEREIN.

                              PROPOSAL TWO

              APPROVAL FOR THE COMPANY'S STOCK COMPENSATION
                                 PROGRAM

The Stock Compensation Program ("Program") adopted by the Board of Directors on August 16, 2000 and recommended for shareholder approval, is intended to provide an incentive to executive officers, directors, employees, independent contractors or agents of the Company who are responsible for or contribute to the management, growth and/or profitability of the Company. The purpose of granting options to such persons under the Program is to attract them to consider employment with or service to the Company, to encourage their continued employment or service, and to give them incentive to provide their best efforts to the Company for purposes of enhancing shareholder value.

A total of up to 1,000,000 shares of the Company's common stock has been reserved for the implementation of the Program, either through the issuance of options to eligible persons in the form of incentive stock options or non-statutory options, or by issuance of restricted shares which are subject to restricted property treatment under Section 83 of the Internal Revenue Code. The Program is to be administered by a committee of not less than two members of the Board of Directors appointed by the full Board, and the Program has a term of ten years, unless sooner terminated by the Board.

It will be the responsibility of the committee administering the Program to make decisions regarding when and whether to grant options or issue restricted shares to particular persons. In connection with the granting of options, the committee also will be responsible in each case for decisions regarding the type of option to be granted and the specific terms and conditions of the option, including the exercise price, vesting schedule, number of shares, exercise term and other like matters. The committee also will be required to determine when and whether to issue restricted shares in lieu of granting options, and upon the issuance of restricted shares, to establish the conditions that would result in the vesting or forfeiture of such shares.

Any options granted by the committee under the Incentive Stock
Option portion of the Program will be subject to applicable statutory restrictions that have been incorporated into the Program. For example, the exercise price of any options granted under the Incentive Stock Option portion of the Program generally must be not less than 100% of the fair market value of the Company's stock on the date of the grant of option. In addition, the aggregate fair market value of incentive stock options exercisable by any one optionee during any particular calendar year may not exceed $100,000.

Incentive Stock Options may only be granted to persons who are employees of the Company, and they must include provisions that allow them to be exercised for only a limited period of time following either the voluntary termination of employment of the optionee, or the involuntary termination of employment due to death, disability or retirement. In addition, persons who own more than 10% of the outstanding voting stock of the Company are not eligible to receive incentive stock options under the plan unless the exercise price is at least 110% of the fair market value of the Company's stock on the date of the grant of options, and such options are not exercisable for a period of more than five years after the date of the grant.

Options granted by the committee under the Nonqualified Stock
Option portion of the Program are not required to be subject to the same statutory restrictions as options granted under the Incentive Stock Option portion of the Program. As a result, the committee will have broad discretion to establish the specific terms and conditions of any nonqualified option it elects to grant under this portion of the Program.

Under the Restricted Share portion of the Program, the committee may elect to issue restricted shares of stock, rather than options, to recipients. Any shares issued under this portion of the Program will be subject to restrictions on transfer and such additional terms and conditions concerning vesting and forfeiture as the committee may determine.

Options granted under either the Incentive Stock Option or Nonqualified Stock Option portions of the Program would not be assignable or transferable. Similarly, restricted shares issued under the Restricted Share portion of the Program will not be available for sale, pledge, assignment or transfer in any manner during whatever restricted period the committee may elect to establish at the time of issuance of such shares.

As of the date of this Proxy Statement, the Board has not yet appointed a committee to administer the Program. No options have been granted, and no restricted shares have been issued under the Program.

Vote Required; Recommendation of the Board of Directors

Approval of the adoption of the Stock Compensation Program will require the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting, which shares voting affirmatively also constitute at least a majority of the required quorum. In the event the shareholders do not approve the adoption of the Stock Compensation Program, the Board of Directors will reconsider the plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
APPROVAL OF ADOPTION OF THE STOCK COMPENSATION
PROGRAM.

                             PROPOSAL THREE

               RATIFICATION OF APPOINTMENT OF INDEPENDENT
                      CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors has selected Carpenter, Kuhen and
Sprayberry, independent certified public accountants, to audit the financial statements of the Company for the fiscal year ending January 31, 2001. Carpenter, Kuhen and Sprayberry has audited the
Company's financial statements for the previous three fiscal years. A representative of Carpenter, Kuhen and Sprayberry is expected to be present at the meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

Vote Required; Recommendation of the Board of Directors

The Board of Directors has conditioned its appointment of the Company's independent certified public accountants upon receipt of the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting, which shares voting affirmatively also constitute at least a majority of the required quorum. In the event the shareholders do not approve the selection of Carpenter, Kuhen and Sprayberry, the Board of Directors will reconsider the appointment of the independent certified public accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
THIS PROPOSAL.

                              OTHER MATTERS

The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Company may recommend.



THE BOARD OF DIRECTORS
Honolulu, Hawaii
August 22, 2000